Registration No. 811-10401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[   ]              Preliminary Information Statement
[   ]              Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
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Trust for Professional Managers
(Name of Registrant As Specified In Its Charter)

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WILLIAM BLAIR DIRECTIONAL MULTIALTERNATIVE FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISERS

This Information Statement is being mailed on or about January 19, 2016 to shareholders of record as of October 31, 2015 (the “Record Date”).  The Information Statement is being provided to shareholders of the William Blair Directional Multialternative Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, William Blair Investment Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of February 23, 2015.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement is sent to shareholders of the Fund.  The Board of Trustees reviews the Fund’s sub-advisory agreements annually.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.williamblairfunds.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.WILLIAMBLAIRFUNDS.COM, BY WRITING TO THE WILLIAM BLAIR DIRECTIONAL MULTIALTERNATIVE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-855-772-4166.

THE ADVISER AND ITS ADVISORY AGREEMENT

Pursuant to an Amended and Restated Investment Advisory Agreement dated October 1, 2015 (the “Advisory Agreement”), between the Trust, on behalf of the Fund, and the Adviser, a Delaware limited liability company headquartered at 222 West Adam Street, Chicago, Illinois 60606, the Adviser serves as the investment adviser to the Fund.  The Advisory Agreement was last submitted for approval by the shareholders of the Fund on November 4, 2014.  The Advisory Agreement continues in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of trustees of the Trust who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund.  The Advisory Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Advisory Agreement provides that the Adviser, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Advisory Agreement, will not be subject to liability to the Trust or the Fund or any shareholder of the Fund for any act or omission in the course of, or in connection with, rendering services under the Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.  Further, the Adviser indemnifies the Trust and the Fund, and their respective directors, officers, and employees, against any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (“Losses”) arising out of any claim, demands, actions, suits or proceedings asserted or threatened to be asserted by any third party (“Proceedings”) in so far as such Loss arises out of or is based upon the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Adviser in the performance of its duties under the Advisory Agreement.  In addition, the Trust and the Fund indemnify the Adviser, and its officers, directors, partners, agents, employees, controlling persons, shareholders and affiliated persons, against any and all Losses from any Proceeding arising from the Adviser’s providing services under the Advisory Agreement.

The Fund compensates the Adviser for its services at the annual rate of 1.60% of its average daily net assets.  From the Fund’s management fees, the Adviser pays each of the Fund’s sub-advisers a sub-advisory fee.  The Adviser currently utilizes six sub-advisers.  Not all of the sub-advisers may be actively managing assets for the Fund at all times.  Under the Advisory Agreement, the Adviser monitors the performance of the sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the sub-adviser’s performance during various time periods and market cycles;
•	the sub-adviser’s reputation, experience, investment philosophy and policies; and
•	the sub-adviser’s training of its principals and key personnel.

Each sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages a portion of the Fund’s investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENTS

At a meeting of the Board of Trustees held on October 22, 2015 (the “October 2015 Meeting”), the Board of Trustees, including a majority of the trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and Green Owl Capital Management, LLC (“Green Owl”) (the “Green Owl Sub-Advisory Agreement”) and between the Adviser and Cube Capital Investment Management Limited (“Cube Capital”) (the “Cube Capital Sub-Advisory Agreement”, and together with the Green Owl Sub-Advisory Agreement, the “Sub-Advisory Agreements”) and the Board of Trustees’ legal responsibilities related to such consideration.  The Trustees noted, with respect to the Cube Capital Sub-Advisory Agreement, Cube Capital, LLP, a current sub-advisor to the Fund, was undergoing a corporate restructuring, whereby Cube Capital, LLP planned to liquidate its private fund and transfer its assets to Cube Capital.  The Trustees noted the transition of assets from Cube Capital, LLP to Cube Capital triggered an automatic termination of Cube Capital, LLP’s current investment sub-advisory agreement.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreements, each for an initial two-year term.

CONSIDERATION OF THE GREEN OWL SUB-ADVISORY AGREEMENT

Nature, Extent and Quality of Services to be Provided by Green Owl to the Fund:  The Trustees considered the nature, extent and quality of services to be provided by Green Owl to the Fund.  The Trustees considered Green Owl’s specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of Mr. Ross Berman, who would serve as the portfolio manager for the segment of the Fund’s assets managed by Green Owl, and other key personnel at Green Owl.  The Trustees concluded that Green Owl had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the Green Owl Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided to the Fund were satisfactory and reliable.

Investment Performance of Green Owl:  In assessing the portfolio management services to be provided by Green Owl, the Trustees considered the qualifications, background and experience of the portfolio manager and the performance of a private fund managed by Green Owl using a similar strategy to that which would be applied to Green Owl’s segment of the Fund, compared to a benchmark index (the HFRX Global Hedge Fund Index).  The Trustees noted for the calendar year-to-date period ended April 30, 2015, and for the one-year and since inception periods ended December 31, 2014, the Green Owl private fund had outperformed the HFRX Global Hedge Fund Index.  The Trustees concluded that the Fund and its shareholders were likely to benefit from Green Owl’s management.

Costs of Services to be Provided and Profitability to be Realized:  The Trustees reviewed and considered the sub-advisory fees payable by the Adviser to Green Owl under the Green Owl Sub-Advisory Agreement.  Since Green Owl’s sub-advisory fees would be paid by the Adviser, the overall advisory fee paid by the Fund would not be directly affected by Green Owl’s sub-advisory fee.  Consequently, the Trustees did not consider the costs of services to be provided by Green Owl or the profitability from its relationship with the Fund to be material factors for consideration given that Green Owl is not affiliated with the Adviser and, therefore, the sub-advisory fees were negotiated on an arm’s-length basis.  Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to Green Owl by the Adviser were reasonable in light of the services to be provided under the Green Owl Sub-Advisory Agreement.

Extent of Economies of Scale to be Realized:  Since the sub-advisory fees payable to Green Owl would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.

Benefits Derived from the Relationship with the Fund:  The Trustees considered the direct and indirect benefits that could be received by Green Owl from its association with the Fund.  The Trustees concluded that the benefits that Green Owl may receive appear to be reasonable, and in many cases benefit the Fund.

Conclusions:  The recommendation to hire Green Owl was made by the Adviser in the ordinary course of its ongoing evaluation of its sub-advisers.  Importantly, the recommendation to hire Green Owl to manage a portion of the Fund’s assets was based on an evaluation of the qualifications of Green Owl’s investment personnel, investment philosophy and process and long-term performance results, among other factors, including the Adviser’s analysis that Green Owl’s investment strategy is complementary to the investment strategies of the Fund’s other sub-advisers.

The Trustees considered all of the foregoing factors.  In considering the Green Owl Sub-Advisory Agreement, the Trustees did not identify any one factor as all-important, but rather considered all of these factors collectively in light of the Fund’s surrounding circumstances.  Based on this review, the Trustees, including a majority of the Independent Trustees, approved the Green Owl Sub-Advisory Agreement, including the sub-advisory fees, would be in the best interests of the Fund and its shareholders.

CONSIDERATION OF THE CUBE CAPITAL SUB-ADVISORY AGREEMENT

Nature, Extent and Quality of Services Provided by Cube Capital to the Fund:  The Trustees considered the nature, extent and quality of services to be provided by Cube Capital to the Fund.  The Trustees considered Cube Capital’s specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of Messrs. Nick Linnane, Stan Borin and Chrysis Aristidou, who will continue to serve as the portfolio managers for the segment of the Fund’s assets managed by Cube Capital, and other key personnel at Cube Capital.  The Trustees concluded that Cube Capital had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the Cube Capital Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided to the Fund were satisfactory and reliable.

Investment Performance of Cube Capital:  The Trustees discussed the performance of the Class I shares of the Fund, including the performance relating specifically to the segment of the Fund’s assets managed by Cube Capital prior to the change in control.  The Trustees discussed the performance of that segment of the Fund’s portfolio managed by Cube Capital for the calendar year-to-date and since inception periods ended July 31, 2015.  The Trustees compared the performance of that segment of the Fund’s portfolio managed by Cube Capital on both an absolute basis and in comparison to benchmark indexes (the HFRI Event Driven Index and the MSCI World Index), in comparison to a private fund managed by Cube Capital with similar investment strategies to that segment of the Fund’s portfolio managed by Cube Capital, and in comparison to the Fund’s overall performance for the period.  The Trustees concluded that the Fund and its shareholders were likely to benefit from Cube Capital’s management

Costs of Services Provided and Profitability to be Realized:  The Trustees reviewed and considered the sub-advisory fees payable by the Adviser to Cube Capital under the Cube Capital Sub-Advisory Agreement, noting the fees were identical to those paid by the Adviser to Cube Capital prior to the change in control of Cube Capital.  Since Cube Capital’s sub-advisory fees would be paid by the Adviser, the overall advisory fee paid by the Fund would not be directly affected by Cube Capital’s sub-advisory fee.  Consequently, the Trustees did not consider the costs of services to be provided by Cube Capital or the profitability of its relationship with the Fund to be material factors for consideration given that Cube Capital is not affiliated with the Adviser and, therefore, the sub-advisory fees were negotiated on an arm’s-length basis.  Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to Cube Capital by the Adviser were reasonable in light of the services to be provided under the Cube Capital Sub-Advisory Agreement.

Extent of Economies of Scale to be Realized:  Since the sub-advisory fees payable to Cube Capital would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.

Benefits Derived from the Relationship with the Fund:  The Trustees considered the direct and indirect benefits that could be received by Cube Capital from its association with the Fund.  The Trustees concluded that the benefits that Cube Capital may receive appear to be reasonable, and in many cases benefit the Fund.

Conclusions:  The recommendation by the Adviser to continue Cube Capital’s services in managing a portion of the Fund’s assets was based on an evaluation of the qualifications of Cube Capital’s investment personnel, investment philosophy and process and performance results, among other factors, including the Adviser’s analysis that Cube Capital’s investment strategy is complementary to the investment strategy of the Fund’s other sub-advisers.

The Trustees considered all of the foregoing factors.  In considering the Cube Capital Sub-Advisory Agreement, the Trustees did not identify any one factor as all-important, but rather considered all of these factors collectively in light of the Fund’s surrounding circumstances.  Based on this review, the Trustees, including a majority of the Independent Trustees, approved the Cube Capital Sub-Advisory Agreement, including the sub-advisory fees, as being in the best interests of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENTS

The sub-advisory fees each sub-adviser receives for its services to the Fund are paid from the Adviser’s management fees.  For the fiscal period ended August 31, 2015, for its services under the Advisory Agreement with the Trust, the Adviser received a management fee of 1.60% of the average net assets of the Fund, computed daily and payable monthly.  The Adviser has contractually committed to waive its management fees and/or reimburse expenses of the Fund to ensure that Total Annual Fund Operating Expenses (exclusive of any front-end or contingent deferred loads, taxes, leverage (i.e., any expenses incurred in connection with borrowings made by the Fund), interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividends or interest expenses on short positions, acquired fund fees and expenses or extraordinary expenses such as litigation) do not exceed 2.05%, 1.80% and 1.80% of the Fund’s average daily net assets for Class N shares, Class I shares and Institutional Class shares, respectively, through at least October 30, 2017.

For the fiscal period ended August 31, 2015, the Fund paid the Adviser $1,639,340 (net of fee waivers).  The fees paid to sub-advisers are individually negotiated between the Adviser and each sub-adviser and may vary.  The aggregate sub-advisory fees paid by the Adviser to the Fund’s sub-advisers for the fiscal period ended August 31, 2015, were $969,692 or 0.83% of net assets.

The Sub-Advisory Agreements were approved by the Board of Trustees at the October 2015 Meeting, for an initial term of two years.  Thereafter, continuance of the Sub-Advisory Agreements will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreements or interested persons of any such party.  The Green Owl Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to Green Owl, and (ii) by Green Owl upon 60 days’ written notice to the Fund and the Adviser.  The Cube Capital Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to Cube Capital, and (ii) by Cube Capital upon 60 days’ written notice to the Fund and the Adviser.  Each Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The terms of each Sub-Advisory Agreement are substantially similar to the sub-advisory agreements between the Adviser and the other sub-advisers of the Fund.  Each Sub-Advisory Agreement provides that the relevant sub-adviser, among other duties, will make all investment decisions for the respective portions of the Fund’s assets allocated to it as described in the Fund’s prospectus.  Green Owl and Cube Capital, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of each respective portion of the Fund’s assets allocated to it.  Green Owl and Cube Capital also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreements each provide that the Adviser will compensate Green Owl and Cube Capital on the basis of current net assets of that portion of the Fund’s portfolio allocated to Green Owl and Cube Capital, respectively.  The Adviser compensates Green Owl and Cube Capital from the management fees that it receives from the Fund.  Green Owl and Cube Capital generally will each pay all expenses it incurs in connection with its activities under the respective Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT GREEN OWL CAPITAL MANAGEMENT, LLC

Green Owl is a registered investment adviser founded in 2012 and located at 400 Madison Avenue, Suite 4A, New York, New York 10017.  Green Owl serves as investment manager and provides investment management and certain administrative services to pooled investment vehicles, which are commonly referred to as hedge funds.  Green Owl also serves as a sub-adviser of a private fund for a large institutional investor.  As of October 31, 2015, Green Owl managed approximately $170 million in assets.

The following table provides information on the principal executive officers of Green Owl:

Name and Address*	Title and Principal Occupation
Ross Berman	Member and Portfolio Manager
Michael Doniger	Member
Gregory Chew	Chief Compliance Officer and Chief Financial Officer

* The principal mailing address of each individual is that of Green Owl’s principal offices as stated above.

Other Investment Companies Advised or Sub-Advised by Green Owl.  Green Owl does not currently act as an adviser or sub-adviser to any registered investment companies having similar investment objectives and policies to those of the Fund.

INFORMATION ABOUT CUBE CAPITAL INVESTMENT MANAGEMENT LIMITED

Cube Capital is a registered investment adviser founded in 2004 and located at 180 Great Portland Street, W1W 5QZ, London, England.  Cube Capital provides discretionary, individualized investment advisory services to private investment funds (generally structured as pooled investment vehicles) and certain institutional separately managed accounts.  As of October 31, 2015, Cube Capital managed approximately $67 million in assets.

The following table provides information on the principal executive officers of Cube Capital:

Name and Address*	Title and Principal Occupation
Alan Sipols	Chief Risk Officer and Founding Partner
Francois Buclez	Chief Investment Officer, Chief Executive Officer and Founding Partner
Michael Williams	Compliance Officer and General Partner

* The principal mailing address of each individual is that of Cube Capital’s principal offices as stated above.

Other Investment Companies Advised or Sub-Advised by Cube Capital.  Cube Capital does not currently act as an adviser or sub-adviser to any registered investment companies having similar investment objectives and policies to those of the Fund.

AFFILIATED BROKERAGE COMMISSIONS

For the fiscal period ended August 31, 2015, no brokerage commissions were paid to any affiliated brokers.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI 53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s annual report and most recent semi-annual report are available on request, without charge, by writing to William Blair Directional Multialternative Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201 or calling (toll-free) 1-855-772-4166.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Class N Shares
Name and Address	Parent Company	Jurisdiction	% Ownership	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	The Charles Schwab Corporation	DE	72.97%	Record
William Blair & Company L.L.C. 222 West Adams Street Chicago, IL 60606-5312	N/A	DE	26.40%	Record

Class I Shares
Name and Address	Parent Company	Jurisdiction	% Ownership	Type of Ownership
William Blair & Company L.L.C. 222 West Adams Street Chicago, IL 60606-5312	N/A	DE	94.21%	Record

Institutional Class Shares
Name and Address	Parent Company	Jurisdiction	% Ownership	Type of Ownership
SEI Private Trust Company c/o Laird Norton One Freedom Valley Drive Oaks, PA 19456-9989	SEI Investment Management Corp.	PA	58.40%	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	The Charles Schwab Corporation	DE	41.23%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Fund in writing at William Blair Directional Multialternative Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling 1-855-772-4166.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

WILLIAM BLAIR DIRECTIONAL MULTIALTERNATIVE FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF
INFORMATION STATEMENT

January 19, 2016

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the William Blair Directional Multialternative Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details the addition of new sub-advisers to the Fund.  Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between William Blair Investment Management, LLC (“William Blair”), the investment adviser to the Fund, and Green Owl Capital Management, LLC; and a new sub-advisory agreement on behalf of the Fund between William Blair and Cube Capital Investment Management Limited.

William Blair and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits William Blair to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at www.williamblairfunds.com until at least April 18, 2016.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at William Blair Directional Multialternative Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-772-4166 by April 18, 2016.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.